                                                                  EXHIBIT 4.1



                                                                  EXECUTION COPY


                       REGISTRATION AND LOCK-UP AGREEMENT


      This Registration and Lock-up Agreement (this "Agreement") is made and entered into as of December 28, 2001, by and among VerticalNet, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Company"), and each party listed on the signature page to this Agreement and any other party who joins this Agreement after the date hereof (individually, a "Stockholder" and collectively, the "Stockholders").

                                  INTRODUCTION

      The Company, Everest Acquisition Co., a corporation organized under the laws of the State of Delaware ("Everest"), and Atlas Commerce, Inc., a corporation organized under the laws of the State of Delaware ("Atlas"), are parties to the Agreement of Merger, of even date herewith (the "Merger Agreement"), pursuant to which the Everest shall merge with and into Atlas (the "Merger") and the Company will issue to the Stockholders, who, prior to the Effective Time of the Merger, are holders of Target Capital Stock and securities of Target convertible into Target Capital Stock, shares of Common Stock, $.01 par value per share ("Common Stock"), of the Company. Pursuant to the Merger Agreement, the Stockholders shall have certain rights with respect to the registration of such shares of Common Stock for sale under the Securities Act, and there shall be certain restrictions on the transfer by the Stockholders of such shares of Common Stock.

                                    AGREEMENT

      In consideration of the mutual covenants and promises contained in the Merger Agreement and in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders agree as follows:

      1. Certain Definitions. As used in this Section 1 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

            "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

            "Effective Period" has the meaning set forth in Section 3(a).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Merger Shares" means (a) the shares of Common Stock issuable to the Stockholders pursuant to the Merger Agreement as set forth opposite the Stockholders' names on Schedule I hereto and (b) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of
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Common Stock held by a Stockholder which are Merger Shares shall cease to be
Merger Shares upon any sale by such Stockholders pursuant to the Resale Registration Statement or pursuant to the provisions of Rule 144.

            "Registration Expenses" means the expenses described in Section 4.

            "Registration Statement" means a registration statement filed by the Company with the Commission under the Act for a public offering and sale of securities of the Company.

            "Rule 144" means Rule 144 of the Commission promulgated under the Securities Act.

            "Safeguard Stockholder" means Safeguard 2000 Capital, L.P., Safeguard 2001 Capital, L.P. and any affiliate of Safeguard Scientifics, Inc. holding Merger Shares.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      Other terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

      2. Resale Registration Statement. On or prior to January 4, 2002 the Company shall file a Registration Statement on Form S-3 (the "Resale Registration Statement") registering the offering and sale by each Stockholder of the Merger Shares and shall use its best efforts to cause the Resale Registration Statement to become effective promptly following the filing thereof and to remain effective during the Effective Period.

      3. Registration Procedures. In connection with the registration of the Merger Shares under the Securities Act, the Company shall as expeditiously as possible:

            (a) prepare and file with the Commission any amendments and supplements to the Resale Registration Statement and the prospectus included therein as may be necessary to keep the Resale Registration Statement effective for a period ending on the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which all Merger Shares registered under such Resale Registration Statement have been sold and (iii) the date all Merger Shares may be sold under Rule 144 within 90 days (the "Effective Period");

            (b) furnish to each Stockholder who so requests such reasonable numbers of copies of the prospectus in conformity with the requirements of the Securities Act, and such other documents as such Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Merger Shares owned by such Stockholder;

            (c) use its best efforts to register or qualify the Merger Shares covered by the Resale Registration Statement under the securities or Blue Sky Laws of such states as a Stockholder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or desirable to enable the Stockholder to consummate the public


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sale or other disposition in such states of the Merger Shares owned by such
Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

            (d) upon the occurrence of any event of the kind described in
Section 6(c)(i)-(iv) below, use its best efforts to promptly rectify, or take such reasonable action with respect to, such event so that each Stockholder is entitled to resume the disposition of such Stockholder's Merger Shares in accordance with the terms of this Agreement.

      4. Blackout Periods; Revised Prospectus.

            (a) The Company may by written notice require that each Stockholder who has requested a prospectus to immediately cease sales of shares pursuant to the Resale Registration Statement (a "Black Out Requirement") at any time that the Company becomes engaged in a business activity or negotiation which is not disclosed in the prospectus included in the Resale Registration Statement which the Company reasonably believes must be disclosed therein under applicable Law and which the Company desires to keep confidential for business purposes, the disclosure of which at such time the Company believes could have an adverse effect on the Company or its business or prospects or on the successful completion of such business activity or negotiation or on the market price of the Company's stock. The Black Out Requirement shall not exceed 90 days in any twelve month period, and the time period of any one Black Out Requirement shall not exceed 45 days. The Company shall not be required to disclose to such Stockholders the reasons for requiring a suspension of sales under the Resale Registration Statement, and such Stockholders shall not disclose to any third party (other than financial advisors or other experts consulted by such Stockholders with respect to any such sales of shares who agree to keep the information confidential) the existence of any such suspension. The Company will promptly notify all such Stockholders as soon as the Company determines that the Blackout Requirement is no longer necessary.

            (b) If the Company has delivered a prospectus to a Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify such Stockholder and, if requested, such Stockholder shall immediately cease making offers of Merger Shares and return all undistributed prospectuses to the Company. The Company shall promptly provide such Stockholder with a revised prospectus and, following receipt of the revised prospectus, the Stockholders shall be free to resume making offers of the Merger Shares held by such Stockholders.

      5. Allocation of Expenses. The Company will pay all Registration Expenses relating to the Resale Registration Statement. For purposes of this Section 5, the term "Registration Expenses" shall mean all reasonable expenses incurred by the Company in complying with this Agreement, including all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for the Company, and any state Blue Sky fees and expenses; provided, however, that except as expressly set forth herein,


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in no event shall Registration Expenses include any underwriting fees, discounts, commissions or fees attributable to the sale of the Merger Shares or any counsel, accounting or other Persons retained by a Stockholder in connection with the consummation of the transactions contemplated by this Agreement.

      6. Stockholder Covenants. Each Stockholder hereby covenants and agrees that:

            (a) it will not sell any Merger Shares under the Resale Registration Statement until it has requested and received a prospectus from the Company and received notice from the Company that the Resale Registration Statement has become effective;

            (b) it will comply with the prospectus delivery requirements of the Securities Act as applicable to such Stockholder in connection with sales of Merger Shares pursuant to the Resale Registration Statement;

            (c) upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 6(c)(i) - (iv) below, such Stockholder shall forthwith discontinue disposition of such Merger Shares under the Resale Registration Statement until such Stockholder receives copies of the supplemented prospectus and/or amended Resale Registration Statement or until the Stockholder is advised in writing by the Company that the use of the applicable prospectus may be resumed:

                  (i) any request by the Commission or any other Governmental Body for amendments or supplements to the Resale Registration Statement or prospectus or for additional information;

                  (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose;

                  (iii) the receipt by the Company of any written notification with respect to the suspension of the qualification or exemption from qualification of the Merger Shares for sale in any jurisdiction, or the initiation or threatening in writing of any proceeding, for such purpose; or

                  (iv) the occurrence of any event that makes any statement made in the Resale Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Resale Registration Statement, prospectus or other documents so that, in the case of the Resale Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) each Stockholder shall furnish to the Company information regarding such Stockholder and the distribution of the Merger Shares as is required by Law to be disclosed in the Resale Registration Statement and is different from the information


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concerning such Stockholder and the plan distribution contained in the Resale
Registration Statement.

      7. Indemnification.

            (a) In connection with the Resale Registration Statement, to the extent permitted by Law:

                  (i) the Company will indemnify and hold harmless each Stockholder, any underwriter (as defined in the Act) for such Stockholder and each Person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (A) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements contained in the Resale Registration Statement not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities Law; and the Company will pay to each such Stockholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a)(i) shall not apply to: (w) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), (x) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon information contained in the Resale Registration Statement in reliance upon and in conformity with written information furnished expressly for use in connection with the Resale Registration Statement by any such Stockholder, underwriter or controlling person, (y) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon such Stockholder's or underwriter's failure to deliver a copy of a prospectus included in the Resale Registration Statement or any amendments or supplements thereto or (z) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon, in whole or part, such Stockholder's or underwriter's violation or alleged violation of the Securities Act, the Exchange Act or any state securities Law; and

                  (ii) each selling Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Resale Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Stockholder selling securities in such registration statement and any controlling person of any such underwriter or other Stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange


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Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon information contained in the Resale Registration Statement in conformity with written information furnished by such Stockholder expressly for use in connection with the Resale Registration Statement; and each such Stockholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 7(a)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld. In no event shall the liability of any Stockholder under this subsection 7(a) exceed the sales proceeds, net of any commissions, received by such Stockholder upon the sale of the Merger Shares pursuant to the Resale Registration Statement.

            (b) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

            (c) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the


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indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Stockholder under this subsection 7(c) exceed the sales proceeds, net of any commissions, received by such Stockholder upon the sale of the Merger Shares pursuant to the Resale Registration Statement. In no event shall a person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) be entitled to contribution from any person or entity who was not guilty of fraudulent misrepresentation.

            (d) The obligations of the Company and the Stockholders under this
Section 7 shall survive the completion of the offering of Merger Shares under the Resale Registration Statement.

      8. Restrictions on Transfer.

            (a) Except as otherwise set forth in Section 2.06(k) of the Merger Agreement, no Stockholder, other than a Safeguard Stockholder, shall, during the period commencing on the Closing Date and ending on the first anniversary thereof, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, assign or dispose of any of the Merger Shares, enter into any hedging transactions with brokers or dealers, which may in turn engage in short sales in the course of hedging the positions such brokers or dealers may assume, with respect to any of the Merger Shares or enter into any transaction to sell Company common stock short whereby such Stockholder could deliver any of the Merger Shares to close out such short positions (in each case a "Transfer") held by such Stockholder. Notwithstanding anything to the contrary in this Section 8(a), (i) if a holder of In-the-Money Options ceases to be employed by the Company or any subsidiary of the Company, then the provisions of this Section 8(a) shall no longer apply to any Merger Shares that such holder acquires upon the exercise of such In-the-Money Options and (ii) EquiSource, LLC shall be permitted to distribute the Merger Shares to its members, provided that prior to such distribution each such member executes and delivers to the Company counterparts to the Securityholder's Certificate in a form reasonably satisfactory to the Company or such other instruments of joinder as the Company deems reasonably necessary to join any such member to the Escrow Agreement and this Agreement and a release of the Company substantially similar to that set forth in the Securityholder's Certificate.

            (b) The Safeguard Stockholder shall not, during the period commencing on the Closing Date and ending on the first anniversary thereof, Transfer any of the Merger Shares received by Safeguard (the "Safeguard Shares"), except that the Safeguard Stockholder, may:

                  (i) transfer any or all of the Safeguard Shares to an Affiliate of the Safeguard Stockholders or to Internet Capital Group, Inc. ("ICG"), provided that, in any such case, it shall be a condition to such Transfer that the transferee execute and deliver to the Company a joinder, in a form satisfactory to the Company, stating that such


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transferee acknowledges and agrees that such Affiliate is receiving and holding the Safeguard Shares subject to the provisions of this Agreement;

                  (ii) together with the other Safeguard Stockholders, make Transfers of up to an aggregate amount of 2,500,000 of the Safeguard Shares during any 50-day period;

                  (iii) sell any of the Safeguard Shares held under the Escrow Agreement in amounts that do not exceed the amounts specified in Rule 144(e)(1) under the Securities Act; and

                  (iv) make Transfers of up to an aggregate of 5,000,000 of the Safeguard Shares in one or more block trades; for purposes of this provision the term "block trade" shall mean any sale as a single unit of at least 100,000 Safeguard Shares that is pre-arranged through any of the top five market makers for the Common Stock for the preceding three calendar months (as reported by Bloomberg L.P.) or an Affiliate of an investment banking firm that is a member of the New York Stock Exchange and ranked among the top ten managers of U.S. equity offerings for 2001 (based on dollar value) as published by Bloomberg L.P.; and provided, that the price at which the trade is executed is not less than $1.10 per share.

            (c) Notwithstanding anything contained herein to the contrary, any sale of Safeguard Shares by Safeguard pursuant to Section 8(b)(ii) or (iii) may not be executed at a price per share that results in a sale price of less than $1.00; provided, however, that if, after the date hereof and prior to any proposed transfer of Safeguard Shares by an Safeguard Stockholder, ICG or any Person who is an executive officer of the Company (collectively, "Company Affiliate Sellers") executes a sale of Common Stock at a per share price of less than $1.00, then an Safeguard Stockholder shall be entitled to sell a number of Safeguard Shares equal to the aggregate number of shares so sold by any Company Affiliate Seller without regard to the price limitation set forth in this paragraph; and provided further, however, that if ICG sold such shares of Common Stock pursuant to a Company registration statement, then Safeguard Stockholder shall be entitled to sell shares of Common Stock at a price per share of less than $1.00 without regard to the limitations regarding numbers of shares set forth in Section 8(b)(ii).

            (d) Except for the Safeguard Shares, in order to enforce the restrictions contained in this Section 8, the Company may place a legend on the certificates for the Merger Shares and impose stop-transfer instructions with respect to the Merger Shares until after the first anniversary of the Closing Date.

            (e) The provisions of this Section 8 shall terminate upon the earliest of: (i) the closing of a sale, transfer or other disposition to any Person of more than 80% of the shares of the capital stock then outstanding of the Company; (ii) the closing of a sale, transfer or other disposition of all or substantially all of the assets of the Company; or (iii) the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation of the Company in which the holders of shares of the Company's voting capital stock outstanding immediately before such merger or consolidation hold


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greater than fifty percent (50%) of the surviving entity's voting capital stock after such consolidation or merger.

      9. Transfers Pursuant to Rule 144 or Resale Registration Statement. Upon a Stockholder's compliance with this Agreement and the applicable provisions of Rule 144 or prospectus delivery requirements under the Securities Act, as the case may be, the Company will take such action as may be required (including, soliciting an appropriate opinion from legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Merger Shares properly requested by such Stockholder, in accordance with the terms and conditions of Rule 144 or any sale under the Resale Registration Statement.

      10. Compliance with Company Insider Trading Policies. All sales of Merger Shares held by a Stockholder who is an employee of the Company or any subsidiary shall be made in accordance with the Company's policies against insider trading and the misuse of material non-public information, including any blackout periods set forth therein.

      11. No Assignment. The rights granted pursuant to this Agreement may not be transferred or assigned by any Stockholder.

      12. Amendments and Waivers. The provisions of this Agreement may be modified or amended at any time and from time to time only by an agreement or consent in writing executed by either (i) the Company and the Safeguard Stockholder where such modification or amendment would affect the rights and obligations hereunder of the Safeguard Stockholder, or (ii) the Company and the Holders' Representative where such modification or amendment would affect the rights and obligations hereunder of the Holders, as the case may be. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      13. Notices. All notices, requests, consents and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery, facsimile with confirmation of receipt or by certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed effective when personally delivered or so received by facsimile or three days after being so mailed, as the case may be, to the parties at the following respective addresses or at such other address of which either party shall notify the other in accordance with this Section 13:


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            The Company:           VerticalNet, Inc.
                                   700 Dresher Road
                                   Horsham, PA  19044
                                   Attention:  James W. McKenzie, Jr.
                                   Vice President and General Counsel
                                   (facsimile:  215.658.1872)

            With a required copy   Morgan, Lewis & Bockius LLP
            to:                    1701 Market Street
                                   Philadelphia, PA 19103-2921
                                   Attn:  Michael L. Pillion, Esq.

            Any Stockholder:       To the address set forth on the
                                   records of the Company or such
                                   other address as may be
                                   forwarded by a Stockholder in
                                   writing

      14. Entire Agreement; Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. This Agreement, together with the Transaction Documents, embodies the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof.

      15. Remedies. In the event of a breach by the Company or by a Stockholder, of any of their respective obligations under this Agreement, each Stockholder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Stockholder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. Each of the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit, if in such action or suit the principal claim or defense of the non-prevailing party is held to be without merit because it was not reasonably supported by Laws or material and relevant facts.

      16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the portion of such provision that is found to be unenforceable shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders,
(c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section references are to this Agreement unless otherwise specified.


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
      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                    VERTICALNET, INC.


                                    By:
                                           -------------------------------------
                                    Name:  Michael J. Hagan
                                    Title: President and Chief Executive
                                           Officer



                                    STOCKHOLDERS SIGNING AS OF THE CLOSING
                                      DATE:


                                    --------------------------------------------
                                    Robert F. Bernstock
                                    316 Rosemary Lane
                                    Penn Valley, PA  19072


                                    SAFEGUARD 2000 CAPITAL L.P.

                                    By:   Safeguard Delaware, Inc.
                                          Its General Partner


                                    By:
                                           -------------------------------------
                                    Name:  N. Jeffrey Klauder
                                    Title: Vice President


                                    SAFEGUARD 2001 CAPITAL L.P.

                                    By:   Safeguard Delaware, Inc.
                                          Its General Partner


                                    By:
                                           -------------------------------------
                                    Name:  N. Jeffrey Klauder
                                    Title: Vice President